Exhibit 99.(g)

Morgan Stanley Institutional Fund, Inc.

522 Fifth Avenue

New York, New York 10036

March 1, 2012

State Street Bank and Trust Company

1200 Crown Colony Drive

Crown Colony Office Park, Quincy, MA 02169

Re:          Morgan Stanley Institutional Fund, Inc. —

Emerging Markets External Debt Portfolio

Multi-Asset Portfolio

Total Emerging Markets Portfolio

Dear Sirs:

The Custodian Contract dated as of March 7, 2008, as amended by Addendum One, effective as of March 31, 2010 (the “Agreement”), between you and each fund or series of a fund listed on the current Appendix A (as amended from time to time) (each such fund is individually hereafter referred to as the “Fund”) provides that if any Morgan Stanley fund registered under the Investment Company Act of 1940 Act, as amended, in addition to the Funds listed on Appendix A desires to have you render services as custodian under the terms of the Agreement, it shall notify you in writing, whereupon such fund shall become a Fund under the Agreement and shall be listed on Appendix A.

This letter is to inform you that the above-referenced entities desire to retain you as their custodian under the Agreement.

Very truly yours,

MORGAN STANLEY INSTITUTIONAL FUND, INC.,
on behalf of
Emerging Markets External Debt Portfolio
Multi-Asset Portfolio
Total Emerging Markets Portfolio

By:	/s/ Arthur Lev
Name: Arthur Lev
Title: President and Principal Executive Officer

CUSTODIAN CONTRACT

This Contract dated as of March 7, 2008, between each fund or series of a fund listed on Appendix A, severally and not jointly, which evidences its agreement to be bound hereby by executing a copy of this Contract (each such Fund is individually hereinafter referred to as the “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at One Lincoln Street, Boston, Massachusetts, 02111 (hereinafter called the “Custodian”), to be effective as of the dates on Appendix A,

WITNESSETH THAT, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.                                       Employment of Custodian and Property to be Held by It

Each Fund hereby employs the Custodian as the custodian of the assets of the Fund, including securities which the Fund desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Fund’s governing documents.  Each Fund agrees to deliver to the Custodian all securities and cash of the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock or beneficial interest, as applicable, of the Fund representing interests in the Fund (“Shares”) as may be issued or sold from time to time.  The Custodian shall not be responsible for any property of a Fund held or received by the Fund and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Article 6 of this Contract), the Custodian shall on behalf of the applicable Fund from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees/Directors of the applicable Fund (the “Board”) and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian and provided, further, that the foregoing shall not affect the responsibility of the Custodian as set forth in Section 14 hereof.  The Custodian may employ as sub-custodian for the Fund’s foreign securities the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the provisions of Articles 3 and 4.

2.                                       Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1                                 Holding Securities.  The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, to be held by it in the United States including all domestic securities owned by such Fund, other than securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (collectively referred to herein as a “U.S. Securities System”).

2.2                                 Delivery of Securities.  The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)                                      Upon sale of such securities for the account of the Fund in accordance with customary or established market practices and procedures,  including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against payment;

2)                                      Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

3)                                      In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

4)                                      To the depository agent in connection with tender or other similar offers for securities of the Fund;

5)                                      To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)                                      To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)                                      Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)                                      For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)                                      In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)                                For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

11)                                For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

12)                                For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

13)                                For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

14)                                Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund (“Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

15)                                For delivery of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund;

16)                                For any other purpose, but only upon receipt of Proper Instructions from the Fund, specifying the securities of the Fund to be delivered and naming the person or persons to whom delivery of such securities shall be made; and;

17)                                Upon termination of the Contract.

2.3                                 Registration of Securities.  Domestic securities held by the Custodian (other than bearer securities) shall be registered on the books and records of the Custodian in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser or investment manager as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1.  All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in “street name” or other good delivery form.  If, however, the Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts to promptly (i) collect income due the Fund on such securities and (ii) notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4                                 Bank Accounts.  The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).  Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by vote of a majority of the Board of the Fund.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5                                 Availability of Federal Funds.  Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund, make federal funds available to such Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Fund which are deposited into the Fund’s account.

2.6                                 Collection of Income.  Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent.  Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  The Custodian shall credit income to the Fund as such income is received or in accordance with Custodian’s then current payable date income schedule.  Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Fund may be charged at the Custodian’s applicable rate for time credited.  Income due each Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund.  The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7                                 Payment of Fund Monies.  The Custodian shall pay out monies of the Fund as provided in Section 24 and otherwise upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, in the following cases only:

1)                                      Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) in accordance with customary or established market practices and procedures, including, without limitation, against delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 6;

2)                                      In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

3)                                      For the redemption or repurchase of Shares issued by the Fund as set forth in Article 5 hereof;

4)                                      For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)                                      For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the Fund;

6)                                      For payment of the amount of dividends received in respect of securities sold short;

7)                                      For the payment of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund;

8)                                      For any other purpose, but only upon receipt of Proper Instructions from the Fund, specifying the amount of such payment and naming the person or persons to whom such payment is to be made; and

9)                                      Upon termination of this Contract.

2.8                                 Liability for Payment in Advance of Receipt of Securities Purchased.  Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9                                 Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10                           Deposit of Fund Assets in U.S. Securities Systems.  The Custodian may deposit and/or maintain securities owned by a Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, from time to time.

2.11                           [Reserved.]

2.12                           Segregated Account.  The Custodian shall upon receipt of Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of each such Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No.  10666, or any subsequent release or releases of the Securities and Exchange Commission (the “SEC”) or interpretative opinion of the staff of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for any other purpose, upon receipt of Proper Instructions from the Fund.

2.13                           Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

2.14                           Proxies.  The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15                           Communications Relating to Fund Securities.  Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.  If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.                                       Provisions Relating to Rules 17f-5 and 17f-7 of the 1940 Act

3.1.                              Definitions.  Capitalized terms in this Contract shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Funds’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Funds’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.                              The Custodian as Foreign Custody Manager.

3.2.1                        Delegation to the Custodian as Foreign Custody Manager.  The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Funds held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds.

3.2.2                        Countries Covered.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.  The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Funds responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Contract by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract.  Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Funds to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Funds with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon prior written notice to the Fund.  Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3                        Scope of Delegated Responsibilities:

(a)                                  Selection of Eligible Foreign Custodians.  Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets in the care of an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be maintained by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)                                 Contracts With Eligible Foreign Custodians.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)                                  Monitoring.  In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected no longer meets the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4                        Guidelines for the Exercise of Delegated Authority.  For purposes of this Section 3.2, subject to Section 3.2.6 hereunder, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Funds.

3.2.5                        Reporting Requirements.  The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred.  The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Funds described in this Section 3.2 with reasonable promptness after the occurrence of the material change.

3.2.6                        Standard of Care as Foreign Custody Manager of a Fund.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s Foreign Assets would exercise.

3.2.7                        Representations with Respect to Rule 17f-5.  The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section(a)(7) of Rule 17f-5.  The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Funds.

3.2.8                        Effective Date and Termination of the Custodian as Foreign Custody Manager.  The Board’s delegation to the Custodian as Foreign Custody Manager of the Funds shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice.  The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Funds with respect to designated countries.

3.3                                 Eligible Securities Depositories.

3.3.1                        Analysis and Monitoring.  The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2                        Standard of Care.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4.                                       Duties of the Custodian with Respect to Property of the Funds Held Outside the United States.

4.1                                 Definitions.  Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.                              Holding Securities.  The Custodian shall identify on its books as belonging to the Funds the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Funds, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Funds which are maintained in such account shall identify those securities as belonging to the Funds and (ii) except where it is otherwise required by applicable law or market practice, the Custodian will require each Sub-Custodian to identify in its own records that securities held at such Sub-Custodian by the Custodian on behalf of the Funds belong to the Sub-Custodian’s customers, such that it is readily apparent that the securities do not belong to the Sub-Custodian, and the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.                              Foreign Securities Systems.  Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.                              Transactions in Foreign Custody Account.

4.4.1.                     Delivery of Foreign Assets.  The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Funds held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)                                     upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)                                  in connection with any repurchase agreement related to foreign securities;

(iii)                               to the depository agent in connection with tender or other similar offers for foreign securities of the Funds;

(iv)                              to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)                                 to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)                              to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)                           for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)                        in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)                                for delivery as security in connection with any borrowing by the Funds requiring a pledge of assets by the Funds;

(x)                                   in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)                                in connection with the lending of foreign securities; and

(xii)                             for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2.                     Payment of Fund Monies.  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Fund in the following cases only:

(i)                                     upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, in accordance with customary or established market practices and procedures, including without limitation, delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)                                  in connection with the conversion, exchange or surrender of foreign securities of the Fund;

(iii)                               for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)                              for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)                                 in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)                              for payment of part or all of the dividends received in respect of securities sold short;

(vii)                           in connection with the borrowing or lending of foreign securities;  and

(viii)                        for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3.                     Market Conditions.  Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Funds and delivery of Foreign Assets maintained for the account of the Funds may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule.  The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.                              Registration of Foreign Securities.  The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.  The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.                              Bank Accounts.  The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian.  Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Fund with a Foreign Sub-Custodian.  All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.  Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.                              Collection of Income.  The Custodian shall use reasonable commercial efforts to collect on a timely basis all income and other payments with respect to the Foreign Assets held hereunder to which the Funds shall be entitled.  In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.  The Custodian shall credit income to the applicable Fund as such income is received or in accordance with Custodian’s then current payable date income schedule.  Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Fund may be charged at the Custodian’s applicable rate for time credited.  Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

4.8.                              Shareholder Rights.  With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.                              Communications Relating to Foreign Securities.  The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Funds (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith).  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer.  Subject to the foregoing, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Funds at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.                        Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care, based on the standards applicable to custodians in the relevant market, in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations.  At the Fund’s election, the Funds shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-

Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Funds have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.                        Tax Law.  The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Funds or the Custodian as custodian of the Funds by the tax law of the United States or of any state or political subdivision thereof.  It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.                        Liability of Custodian.  Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.  The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

5.                                       Payments for Sales or Repurchases or Redemptions of Shares of the Fund

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Fund such payments as are received for Shares of that Fund issued or sold from time to time by the Fund.  The Custodian will provide timely notification to the Fund on behalf of each such Fund and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

From such funds as may be available for the purpose but subject to the limitations of the applicable Fund’s governing documents and any applicable votes of the Board of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

6.                                       Proper Instructions

“Proper Instructions”, which may also be standing instructions, as used throughout this Contract shall mean instructions received by the Custodian from the Fund, the Fund’s investment adviser or investment manager or subadviser, as duly authorized by the Fund.  Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Contract.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral instructions to be confirmed in writing.  For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement, which requires a segregated asset account in accordance with Section 2.12 of this Contract.  The Fund or the Fund’s investment adviser or investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions.  The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

7.                                       Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from the Fund:

1)                                      make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

2)                                      surrender securities in temporary form for securities in definitive form;

3)                                      endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)                                      in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of the Fund.

8.                                       Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  The Custodian may receive and accept a certified copy of a resolution of the Board of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board pursuant to the governing documents of the Fund as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.                                       Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of the Fund to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares of the Fund.

10.                                 Records

The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-I and 31a-2 thereunder.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC.  The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

11.                                 Opinion of Fund’s Independent Registered Public Accounting Firm

The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent registered public accounting firm with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements of the SEC.

12.                                 Reports to Fund by Independent Registered Public Accounting Firm

The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent registered public accounting firms on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. or Foreign Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

13.                                 Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

14.                                 Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement.  The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon written advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or U.S. or Foreign Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Fund or the Investment Adviser in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a U.S. or Foreign Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or U.S. or Foreign Securities System; and (vii) any provision of any present or future law or regulation or order of the United States, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract.

If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund’s assets to the extent necessary to obtain reimbursement.

In no event shall either party be liable to the other for indirect, special or consequential damages.

15.                                 Effective Period, Termination and Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Fund’s governing documents, and further provided, that the Fund may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract with respect to a Fund, the applicable Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.                                 Successor Custodian

If a successor custodian for a Fund shall be appointed by the Board of such Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Fund held in a U.S or Foreign Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a resolution of the Board of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or certified copy of a resolution of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Fund and to transfer to an account of such successor custodian all of the securities of each such Fund held in any U.S. or Foreign Securities System.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof with respect to a Fund owing to failure of the Fund to procure the certified copy of the resolution referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.                                 Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents of the Fund.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.                                 Additional Funds

In the event that any Morgan Stanley fund registered under the 1940 Act in addition to the Funds listed on Appendix A desires to have the Custodian render services as custodian under the terms hereof, the Custodian shall be notified in writing, and if the Custodian agrees in writing to provide such services, such fund shall become a Fund hereunder, subject to the delivery by the new Fund of resolutions authorizing the appointment of the Custodian and such other supporting or related documentation as the Custodian may request.  All references herein to the “Fund” are to each of the Funds listed on Appendix A individually, as if this Contract were between each such individual Fund and the Custodian.  With respect to any Fund which issues shares in separate classes or series, each class or series of such Fund shall be treated as a separate Fund hereunder.

19.                                 New York Law to Apply

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of New York, without regard to conflicts of laws principals thereof.

20.                                 Prior Contracts

This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Funds and the Custodian relating to the custody of the Funds’ assets.

21.                                 Reproduction of Documents

This Contract and all schedules, exhibits, addenda, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

22.                                 Shareholder Communications

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.  In order to comply with the rule, the Custodian needs the Fund to indicate whether the Fund authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose stock the Fund owns.  If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies.  If the Fund tells the Custodian “yes” or do not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund.  For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications.  Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES	☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO	☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

23.                                 Limitation of Liability.

The execution of this Contract has been authorized by each Fund’s Board.

This Contract is executed on behalf of the Trustees/Directors of each Fund as Trustees/Directors and not individually.  The obligations of the Funds under this Contract are not binding upon any of the Fund’s Trustees/Directors, officers or shareholders individually but are binding only upon the assets and property of the respective Fund.  A copy of the Declaration of Trust of each Fund organized as a business trust (or a series thereof) is on file with the Secretary of State of the Commonwealth of Massachusetts.

24.                                 Contractual Settlement Services (Purchases / Sales)

The Custodian shall, in accordance with the terms set out in this Section, debit or credit the appropriate cash account of the Fund in connection with (i) the purchase of securities for the Fund, and (ii) proceeds of the sale of securities held on behalf of the Fund, on a contractual settlement basis (the “Contractual Settlement Services”).  The Contractual Settlement Services shall be provided for such instruments and in such markets as the Custodian may advise from time to time.  The Custodian in good faith may terminate or suspend any part of the provision of the Contractual Settlement Services under this Contract upon reasonable notice under the circumstances to the Fund, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Fund as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market.  The Custodian shall promptly recredit such amount at the time that the Fund notifies the Custodian by Proper Instruction that such transaction has been cancelled.

With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the Fund as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market.  Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by the Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Fund shall be responsible for any costs or liabilities resulting from such reversal.  Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Fund to the Custodian and may be debited from any cash account held for benefit of the Fund.

In the event that the Custodian is unable to debit an account of the Fund, and the Fund fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Contract, (i) the Custodian may charge the Fund for costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Contract and (iv) the Custodian shall have the right to setoff against any property and the discretion to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Fund to the full extent necessary for the Custodian to make itself whole.

25.                                 Data Access Services Agreement.

The Custodian and each Fund agree to be bound by the terms of that certain Data Access Services Agreement dated March 7, 2008, with respect to the Custodian’s services hereunder.  In the event of any conflict between this Agreement and the Data Access Services Agreement, this Agreement shall govern.

26.                                 Notices.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Funds:	Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036 Attention: General Counsel Telephone: 800-869-6397 Telecopy: 212-507-1989

To the Custodian:	State Street Bank and Trust Company 1200 Crown Colony Drive Crown Colony Office Park Quincy, MA 02169 Attention: Matt Malkasian Telephone: 617-537-4685 Telecopy: 617-451-4786

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof.  Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

27.                                 Confidentiality.  “Confidential Material” of the Custodian and each Fund shall mean any proprietary computer software, programs, source or object codes, databases, specifications, techniques, technical information, know-how, strategic business information, marketing and business plans, product information, client information, financial data, or other information or materials which such party (collectively, “Proprietor”) discloses to the other party (“Recipient”), including, without limitation, all portfolio, investment and trading data and other information and materials disclosed by the Fund to the Custodian in connection with this Contract, and all accounts, records and other materials produced by the Custodian pursuant to this Contract; provided that the Fund shall be deemed “Proprietor” and the Custodian shall be deemed “Recipient” with respect to all accounts and records produced by the Custodian pursuant to this Contract.  Confidential Material shall not include information which (i) is generally available and known to the public, or (ii) becomes generally available and known to the public other than as the result of a disclosure by Recipient in violation of this Contract, or (iii) becomes available to Recipient from a source other than the Proprietor without obligation of confidentiality, provided such source did not, to Recipient’s knowledge, obtain such information or make such disclosure to Recipient in violation of an agreement with the Proprietor or through other improper action or inaction, or (iv) is independently developed by Recipient without use of or reference to the Confidential Material, and such independent development is evidenced or otherwise confirmed by written documentation.  Confidential Material will be used by Recipient solely for the purpose of carrying out this Contract and will be kept in strict confidence by Recipient; provided, however any Confidential Material may be disclosed to employees and agents of Recipient who reasonably need to know such information for the purpose of carrying out this Contract (it being understood that all such employees and agents shall be informed of the confidential nature of such Confidential Material and shall be directed not to disclose such Confidential Material and to use such Confidential Material solely for the purpose of carrying out this Contract).  The Recipient will use commercially reasonable efforts to prevent any breach of this Contract by its employees or any other person who obtains access to or possession of any of the Proprietor’s Confidential Information from or through the Recipient.  In addition, the Custodian may aggregate the Fund’s nonpublic portfolio holdings information with similar data of other clients of the Custodian and may report and use such aggregated data without specific reference to the Fund so long as such aggregated data is sufficiently large a sample that no Confidential Material can be identified either directly or by inference or implication.  Without limiting the foregoing, Recipient expressly agrees that it shall not use the Confidential Material as a basis for making any investment recommendations or decisions (a) regarding specific portfolio holdings, or any instruments derived from the value of such holdings, and (b) to purchase or sell the shares of a Fund for the purpose of taking advantage of any real or perceived discrepancy between the value of the portfolio holdings and the stated net asset value of a Fund’s shares.  Nothing herein shall prevent the disclosure of Confidential Material that is required to be disclosed (i) by Recipient to its regulatory authorities, or (ii) by order of a court of competent jurisdiction, subpoena or other legal process; provided, that Recipient shall give Proprietor prompt notice of such requirement so Proprietor may seek an appropriate protective order.  Recipient specifically agrees that money damages would not be a sufficient remedy for any breach of this Section 27 and Proprietor shall be entitled to specific performance as a remedy for any such breach.  Specific performance shall not be deemed to be the exclusive remedy for any breach of this Section 27, but shall be in addition to all other remedies available at law or in equity.  The obligations and agreements set forth in this Section 27 shall survive the termination of this Contract.

Subject to the terms of this Contract, the Custodian agrees that during the term of this Contract it will maintain policies reasonably designed to prohibit the dissemination or use of the Fund’s nonpublic portfolio holdings information by the Custodian or its employees, unless such dissemination or use is: (i) for the purposes set forth in or contemplated by this Contract, (ii) at the direction of the Fund, (iii) in the case of any Fund that is or becomes a securities lending client of the Custodian, disclosed to borrowers and borrowers’ affiliates in connection with loans made pursuant to that certain Securities Lending Agreement between such Fund and the Custodian, or (iv) requested or required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or required by operation of law or regulation (provided that, with regard to disclosures pursuant to clause (iv), if permitted by applicable law the Custodian will give the Funds reasonable notice prior to any such dissemination or use).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date mentioned above.

ATTEST	EACH OF THE FUNDS LISTED ON APPENDIX A

/s/ Alice J. Stein	By	/s/ Ronald E. Robison
Name: Alice J. Stein (Gerstel)	Ronald E. Robison
Title: Assistant Secretary	President and Principal Executive Officer

ATTEST	STATE STREET BANK AND TRUST COMPANY

/s/ Marvin Rau	By	/s/ Joseph L. Hooley
Name: Marvin Rau	Joseph L. Hooley
Title: Vice President	Vice Chairman

APPENDIX A, EFFECTIVE AS OF JUNE 18, 2010

List of Funds

OPEN-END RETAIL FUNDS

TAXABLE MONEY MARKET FUNDS

1.                                       Active Assets Government Securities Trust

2.                                       Active Assets Institutional Government Securities Trust

3.                                       Active Assets Institutional Money Trust

4.                                       Active Assets Money Trust

5.                                       Morgan Stanley Liquid Asset Fund Inc.

6.                                       Morgan Stanley U.S. Government Money Market Trust

TAX-EXEMPT MONEY MARKET FUNDS

7.                                       Active Assets California Tax-Free Trust

8.                                       Active Assets Tax-Free Trust

9.                                       Morgan Stanley California Tax-Free Daily Income Trust

10.                                 Morgan Stanley New York Municipal Money Market Trust

11.                                 Morgan Stanley Tax-Free Daily Income Trust

EQUITY FUNDS

12.                                 Morgan Stanley Capital Opportunities Trust

13.                                 Morgan Stanley European Equity Fund Inc.

14.                                 Morgan Stanley Focus Growth Fund

15.                                 Morgan Stanley Global Infrastructure Fund

16.                                 Morgan Stanley International Fund

17.                                 Morgan Stanley International Value Equity Fund

18.                                 Morgan Stanley Mid Cap Growth Fund

19.                                 Morgan Stanley Real Estate Fund

20.                                 Morgan Stanley Special Growth Fund

ASSET ALLOCATION FUND

21.                                 Morgan Stanley Global Strategist Fund

TAXABLE FIXED-INCOME FUNDS

22.                                 Morgan Stanley Flexible Income Trust

23.                                 Morgan Stanley Mortgage Securities Trust

24.                                 Morgan Stanley Limited Duration U.S. Government Trust

25.                                 Morgan Stanley U.S. Government Securities Trust

SPECIAL PURPOSE FUNDS

26.                                 Morgan Stanley Select Dimensions Investment Series

•                                          Capital Growth Portfolio

•                                          Capital Opportunities Portfolio

•                                          Flexible Income Portfolio

•                                          Focus Growth Portfolio

•                                          Global Infrastructure Portfolio

•                                          Mid Cap Growth Portfolio

•                                          Money Market Portfolio

27.                                 Morgan Stanley Variable Investment Series

•                                          Aggressive Equity Portfolio

•                                          Capital Opportunities Portfolio

•                                          European Equity Portfolio

•                                          Global Infrastructure Portfolio

•                                          Income Plus Portfolio

•                                          Limited Duration Portfolio

•                                          Money Market Portfolio

•                                          Strategist Portfolio

CLOSED-END RETAIL FUNDS

TAXABLE FIXED-INCOME CLOSED-END FUNDS

28.                                 Morgan Stanley Income Securities Inc.

2

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

COUNTRY	SUBCUSTODIAN

Argentina	Citibank, N.A.

Australia	The Hongkong and Shanghai Banking Corporation Limited Citibank Pty. Limited

Austria	Erste Bank der osterreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East Limited (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch)

Benin	via Societe Generale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Bermuda	Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Societe Generale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	Banco Itau Chile

People’s Republic of China (Shanghai and Shenzhen)	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Marfin Popular Bank Public Company Limited

Czech Republic	Ceskoslovenska Obchodni Banka, a.s.

Denmark	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

COUNTRY	SUBCUSTODIAN

Ecuador	Banco de la Produccion S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Guinea-Bissau	via Societe Generale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	UniCredit Bank Hungary Zrt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	Deutsche Bank S.p.A.

Ivory Coast	Societe Generale de Banques en Cote d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Limited

Japan	Mizuho Corporate Bank Ltd. Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East Limited (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	SB HSBC Bank Kazakhstan JSC (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

2

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

COUNTRY	SUBCUSTODIAN

Republic of Korea	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	SEB Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Societe Generale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de Mexico S.A.

Morocco	Attijariwafa bank

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

New Zealand	The Hongkong and Shanghai Banking Corporation Limited

Niger	via Societe Generale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Nigeria	IBTC Chartered Bank Plc.

Norway	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Oslo branch)

Oman	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Peru, S.A.

Philippines	Standard Chartered Bank

3

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

COUNTRY	SUBCUSTODIAN

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Portugues S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Moscow

Saudi Arabia	Saudi British Bank (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Senegal	via Societe Generale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Serbia	Unicredit Bank Serbia JSC

Singapore	DBS Bank Limited United Overseas Bank Limited

Slovak Republic	Ceskoslovenska Obchodni Banka, a.s., pobocka zahranicnej banky v SR

Slovenia	Unicredit Bank Slovenija d.d.

South Africa	Nedbank Limited Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan - R.O.C.	Bank of Taiwan

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Societe Generale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

4

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

COUNTRY	SUBCUSTODIAN

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates - Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates - Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom branch

Uruguay	Bank Itau Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

12/31/07

5

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY	SUBCUSTODIAN

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique Euroclear Belgium

Benin	Depositaire Central - Banque de Reglement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP) Companhia Brasileira de Liquidacao e Custodia Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria	Bulgarian National Bank Central Depository AD

Burkina Faso	Depositaire Central - Banque de Reglement

Canada	The Canadian Depository for Securities Limited

Chile	Deposito Central de Valores S.A.

People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai Branch China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia	Deposito Central de Valores Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Sredisnja depozitarna agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank Stredisko cennych papiru - Ceska republika

Denmark	Vaerdipapircentralen

Dubai International Financial Center	Central Securities Depository department of the Dubai International Financial Exchange

Egypt	Misr for Clearing, Settlement, and Depository S.A.E.

1

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY	SUBCUSTODIAN

Central Bank of Egypt

Estonia	AS Eesti Vaartpaberikeskus

Finland	Suomen Arvopaperikeskus Oy

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Greece	Apothetirion Titlon AE Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Depositaire Central - Banque de Reglement

Hong Kong	Central Moneymarkets Unit Hong Kong Securities Clearing Company Limited

Hungary	Kozponti Elszamolohaz es Ertektar (Budapest) Zrt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited National Securities Depository Limited Reserve Bank of India

Indonesia	Bank Indonesia PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy	Monte Titoli S.p.A.

Ivory Coast	Depositaire Central - Banque de Reglement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan - Net System Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Kuwait	Kuwait Clearing Company

2

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY	SUBCUSTODIAN

Latvia	Latvian Central Depository

Lebanon	Banque du Liban Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia Bursa Malaysia Depository Sdn. Bhd.

Mali	Depositaire Central - Banque de Reglement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius Central Depository and Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Depositaire Central - Banque de Reglement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Securities Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines	Philippine Depository & Trust Corporation Registry of Scripless Securities (ROSS) of the Bureau of Treasury

3

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY	SUBCUSTODIAN

Poland	Rejestr Papierow Wartosciowych Krajowy Depozyt Papierow Wartosciowych S.A.

Portugal	INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	S.C. Depozitarul Central S.A. National Bank of Romania

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation National Depository Center

Saudi Arabia	Tadawul Central Securities Depository

Senegal	Depositaire Central - Banque de Reglement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited Monetary Authority of Singapore

Slovak Republic	Naodna banka slovenska Centralny depozitar cennych papierov SR, a.s.

Slovenia	KDD - Centralna klirinsko depotna druzba d.d.

South Africa	Strate Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vardepapperscentralen VPC AB

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Depository and Clearing Corporation

Thailand	Thailand Securities Depository Company Limited

Togo	Depositaire Central - Banque de Reglement

Trinidad and Tobago	Central Bank of Trinidad and Tobago

Tunisia	Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey	Central Bank of Turkey Central Registry Agency

4

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY	SUBCUSTODIAN

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz National Bank of Ukraine

United Arab Emirates	Clearing and Depository System, a department of the Dubai Financial Market Dubai International Financial Exchange Ltd. central securities depository

United Kingdom	Euroclear UK & Ireland Limited

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear Bank S.A./N.V. Clearstream Banking, S.A.

12/31/07

5

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

Serving Institutional Investors Worldwide (SM)

OPERATING GUIDELINES

1.             OBLIGATION OF THE SENDER:  State Street is authorized to promptly debit Client’s account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer.  State Street shall execute payment orders in compliance with the Security Procedure and with the Client’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time.  All payment orders and communications received after this time will be deemed to have been received on the next business day.

2.             SECURITY PROCEDURE:  The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street.  The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures.  The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street.  The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street.  The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel.  State Street shall verify the authenticity of all instructions according to the Security Procedure.

3.             ACCOUNT NUMBERS:  State Street shall process all payment orders on the basis of the account number contained in the payment order.  In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.  Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order.  State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4.             REJECTION:  State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.             CANCELLATION OR AMENDMENT:  State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act.  However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.             ERRORS:  State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure.  The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7.             INTEREST AND LIABILITY LIMITS:  State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order.  In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

1

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

Serving Institutional Investors Worldwide (SM)

8.             AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS:  When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries.  Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank.  If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9.             CONFIRMATION STATEMENTS:  Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours.  Notice may be delivered through State Street’s proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback.  The Client must report any objections to the execution of a payment order within 30 days.

10.           LIABILITY ON FOREIGN ACCOUNTS:  State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to:  (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street.  The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11.           MISCELLANEOUS:  State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery.  These Guidelines may not be amended except by a written agreement signed by the parties.

Please select one or more of the funds transfer security procedures indicated below.

[  ]           SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership.  Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions.  SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.  SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

2

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

Serving Institutional Investors Worldwide (SM)

[  ]           STANDING INSTRUCTIONS

Standing Instructions may be used where funds are transferred to a broker on the Client’s established list of brokers with which it engages in foreign exchange transactions.  Only the date, the currency and the currency amount are variable.  In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client.  The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone.  Standing Instructions will be subject to a mutually agreed upon limit.  If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[  ]           REMOTE BATCH TRANSMISSION

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street.  Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions.  This delivery mechanism is typically used for high-volume business.

[  ]           GLOBAL HORIZON INTERCHANGE(SM) FUNDS TRANSFER SERVICE

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system.  FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.

This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[  ]           TELEPHONE CONFIRMATION (CALLBACK)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone.  This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers.  State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client’s location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[  ]           REPETITIVE WIRES

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented.  Repetitive wires will be subject to a mutually agreed upon limit.  If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution.  Telephone confirmation is used to establish this process.  Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

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FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

Serving Institutional Investors Worldwide (SM)

[  ]           TRANSFERS INITIATED BY FACSIMILE

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services.  Standard security procedure requires the use of a random number test key for all transfers.  Every six months the Client receives test key logs from State Street.  The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street.  This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

[  ]           INSTRUCT

Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions.  Instruct is designed using industry standard formats to facilitate straight-through processing.  Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.

[  ]           SECURE TRANSPORT

Secure Transport is a file transfer application based upon the Secure File Transfer Protocol standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet.  Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols.

[  ]           AUTOMATED CLEARING HOUSE (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network.  The transactions contained on each transmission or tape must be authenticated by the Client.  Clients using ACH must select one or more of the following delivery options:

[  ]           GLOBAL HORIZON INTERCHANGE AUTOMATED CLEARING HOUSE SERVICE

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[  ]           Transmission from Client PC to State Street Mainframe with Telephone Callback

[  ]           Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[  ]           Transmission from DST Systems to State Street Mainframe with Encryption

[  ]           Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated.  The selected delivery methods and security procedure(s) will be effective                                                for payment orders initiated by our organization.

KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

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FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

Serving Institutional Investors Worldwide (SM)

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

Name	Name

Address	Address

City/State/Zip Code	City/State/Zip Code

Telephone Number	Telephone Number

Facsimile Number	Facsimile Number

SWIFT Number

Telex Number

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[STATE STREET LOGO]

Serving Institutional Investors Worldwide (SM)

FUNDS TRANSFER ADDENDUM

INSTRUCTION(S)

TELEPHONE CONFIRMATION

FUND

INVESTMENT ADVISER

AUTHORIZED INITIATORS

  Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME	TITLE (Specify whether position is with Fund or Investment Adviser)	SPECIMEN SIGNATURE

AUTHORIZED VERIFIERS

  Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME	CALL BACK PHONE NUMBER	DOLLAR LIMITATION (IF ANY)

SCHEDULE C

MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION	BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)

Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)

Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)

With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)

Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)

For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements,

SCHEDULE C

MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION	BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)

basis or as otherwise necessary)

including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

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ADDENDUM ONE TO

CUSTODIAN CONTRACT

This Addendum One (this “Addendum One”) is entered into and effective as of March 31, 2010 (the “Addendum One Effective Date”), by and between State Street Bank and Trust Company, a trust company chartered under the laws of The Commonwealth of Massachusetts (the “Custodian”), and each fund or series of a fund listed on the current Appendix A (as amended from time to time) to the Contract (as defined below), severally and not jointly, which evidences its agreement to be bound hereby by executing a copy of this Addendum One (each such fund is individually hereafter referred to as the “Fund”).

This Addendum One is made pursuant to that certain Custodian Contract dated March 7, 2008 between the Custodian and each Fund (as amended, the “Contract”), and supplements and, as expressly set forth herein, amends the terms of the Contract.  Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Contract, provided that any capitalized term not otherwise defined herein or in the Contract shall have the meaning commonly ascribed to such term in the financial services industry.

WHEREAS:

A.            The Custodian and the Fund are parties to the Contract, pursuant to which the Custodian performs certain custodial services to the Fund; and

B.            The parties now each wish to enter into this Addendum One to amend and supplement the terms of the Contract as set forth herein.

THIS ADDENDUM ONE WITNESSES THAT:

I.Amendments

A.Reports to the Fund by Independent Registered Public Accounting Firm.  Section 12 of the Contract is hereby deleted in its entirety and replaced with the following:

“The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent registered public accounting firms on (a) the accounting system, (b) the internal accounting controls, (c) the procedures for safeguarding securities, futures contracts and options on future contracts, including securities deposited and/or maintained in a U.S. or Foreign Securities System, (d) information security procedures, and (e) the Custodian’s operations, relating to the services provided by the Custodian under this Contract.  Such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.  Without limiting the foregoing, upon request from the Fund from time to time (e.g., annually), the Custodian shall cause an independent registered public accounting firm to perform a SAS 70 Type II audit in connection with preparing such report, and the Custodian shall provide to the Fund the report resulting from each such SAS 70 Type II audit.”

B.Effective Period, Termination and Amendment.  Section 15 of the Contract is deleted in its entirety and amended to read as follows:

“15.         Effective Period, Termination and Amendment.

Term.  This Contract shall be effective as of the date first written above and shall continue until the date that is three (3) years from the Addendum One Effective Date, unless terminated earlier as set forth herein (the “Initial Term”).  Thereafter, this Contract shall continue until terminated as set forth herein (the Initial Term and each Renewal Term (as defined below) shall be referred to herein as the “Term”).  Upon the expiration of the Initial Term, the term of this Contract shall automatically renew for successive one-year periods (each, a “Renewal Term”), provided that:  (a) the Custodian has provided to the Fund, no later than one hundred eighty (180) days prior to the expiration of then-current Initial Term or Renewal Term, as the case may be, a written notice of such automatic renewal; and (b) neither party has delivered a written notice of non-renewal to the other party (a “Non-Renewal Notice”).  If the Fund is the non-renewing party, its Non-Renewal Notice must be delivered to the Custodian at least sixty (60) days prior to the expiration of the then-current Initial Term or any Renewal Term, as the case may be; if the Custodian is the non-renewing party, its Non-Renewal Notice must be delivered to the Fund at least one hundred eighty (180) days prior to the expiration of the then-current Initial Term or any Renewal Term, as the case may be.  Any such Non-Renewal Notice delivered by a party shall be effective upon the expiration of the then-current Initial Term or Renewal Term, as the case may be.

This Contract may be amended at any time by mutual agreement of the parties hereto, provided, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Fund’s governing documents, and further provided, that the Fund may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by given notice as described herein to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Notwithstanding anything in this Contract to the contrary:  (i) a breach of this Contract by one Fund shall not give rise to a right of termination of this Contract with respect to any other Fund unless there is an independent right to terminate this Contract with respect to any such other Fund; (ii) a Fund may terminate this Contract immediately upon the expiration or termination of the that certain Master Services Agreement between Morgan Stanley Investment Management Inc. and the Custodian effective as of March 31, 2010, with respect to such Fund (other than a termination for convenience by Morgan Stanley Investment Management Inc.); and (iii) a Fund may terminate this Contract immediately upon the expiration or termination of that certain Master Services Agreement between Morgan Stanley Services Company, Inc. and the Custodian effective as of March 31, 2010, with respect to such Fund (other than a termination for convenience by Morgan Stanley Services Company, Inc.).

Upon termination of this Contract with respect to a Fund, the applicable Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its associated costs, expenses and disbursements.”

C.Additional Funds.  Section 18 of the Contract is hereby deleted and replaced with the following:

“18.         Additional Funds.

If any Morgan Stanley fund registered under the 1940 Act in addition to the Funds listed on Appendix A desires to have the Custodian render services as custodian under the terms hereof, the Custodian shall be notified in writing, and subject to satisfactory completion of the Custodian’s new-client screening, review and approval processes, and the delivery by the new fund of resolutions authorizing the appointment of the Custodian and such other supporting or related documentation as the Custodian may reasonably request, such fund shall become a Fund hereunder and shall be listed on Appendix A.  All references herein to the “Fund” are to each of the Funds listed on Appendix A individually, as if this Contract were between each such individual Fund and the Custodian.  With respect to any Fund which issues shares in separate classes or series, each class or series of such Fund shall be treated as a separate Fund hereunder.  Notwithstanding anything to the contrary, this Contract shall not

2

prevent Morgan Stanley Investment Management Inc. or Morgan Stanley Services Company, Inc. from selling, merging, winding down, liquidating or closing any Fund, or result in any negative consequences to Morgan Stanley Investment Management Inc., Morgan Stanley Services Company, Inc. or any Fund, early termination fee, or termination-related fees or other obligations to Morgan Stanley Investment Management Inc., Morgan Stanley Services Company, Inc. or any Fund hereunder with respect thereto.”

D.Data Access Services Agreement.  Section 25 of the Contract is hereby deleted and replaced with the following:

“25.         Data Access Services Agreement.  Effective with the execution and delivery of Addendum One, that certain Data Access Services Agreement dated March 7, 2008 is hereby terminated.”

E.Appendix A.  An amended and restated version of Appendix A to the Contract is attached hereto and supersedes all prior versions of Appendix A to the Contract.  By execution and delivery of this Addendum One, each Fund agrees as of the date set forth in Appendix A to be bound by the terms and conditions of the Contract as amended hereby.

II.SUPPLEMENTAL TERMS

A.Criminal and Similar Offenses.  With respect to each employee of the Custodian (the “Custodian Staff”) who has access to, and the ability to download, upload, modify or otherwise alter data and information (including, as applicable, personal information) relating to the business of the Fund or its clients which is systematically stored by or on behalf of the Custodian (the “Fund Data”), the Custodian shall, to the extent permitted by applicable law, promptly notify the Fund if and as soon as practicable after the Custodian (i) becomes aware that any such individual is charged with, convicted of or pleads guilty to or pleads no contest to, or (ii) has reasonably determined based on sufficient facts made known to it that any such individual has committed, any criminal offense involving dishonesty or a breach of trust or money laundering, which may include the taking of a false oath, the making of a false report, the making of a false statement to a governmental official or law enforcement officer or under oath, bribery, perjury, burglary, larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, possession or use of stolen property (including stolen credit cards or credit card numbers) or misappropriation of funds or securities or conspiracy to commit any of these offenses or felonies of a similar nature (a “Criminal Act”).  The Custodian shall preclude any Custodian Staff from performing any services under the Contract if the Custodian (2) becomes aware that any such individual is convicted of, or pleads guilty to or pleads no contest to, or (3) has reasonably determined based on sufficient facts made known to it that any such individual has committed, a Criminal Act.  The Custodian shall, to the extent permitted by applicable law, cooperate fully with all reasonable requests by the Fund for additional information, including all statements of individuals and court documentation necessary for the Fund to make all required regulatory filings, regarding any matter requiring notification under this Section II.A.  Except with respect to information that is required to enable the Fund to satisfy all legal requirements, the Custodian may limit the disclosure of information otherwise required of it under this Section II.A to prevent any liability that may arise from such disclosure.

B.Data Access Services.

1.Generally.  The Custodian has developed and/or uses proprietary or third-party accounting and other systems in conjunction with the services that the Custodian provides to the Fund.  In this regard, the Custodian maintains certain information in databases under its ownership and/or control that it makes available to its customers in connection with the provision of services under the Contract (the “Remote Access Services”).  The Custodian shall provide the Fund, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to the Custodian propriety and third-party systems as may be offered by the Custodian from time to time (each, a “System”) on a remote basis.  The System and the Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, files, documentation and other information made available to the Fund by the Custodian as part of the Remote Access Services and through the use of the System and all trade secrets and other proprietary and intellectual property rights of the Custodian and third-party vendors related thereto shall be deemed to be Confidential Material (as

3

defined in Section 27 of the Contract) of the Custodian, subject to any applicable exceptions set forth in Section 27 of the Contract.

2.Security Procedures.  The Fund shall comply in all material respects, and shall cause its Authorized Designees to comply in all material respects, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be reasonably issued or reasonably required from time to time by the Custodian or its permitted third-party vendors for use of a System and access to the Remote Access Services.  The Fund is responsible for any use and/or misuse of each System and the Remote Access Services by its Authorized Designees.  The Fund shall advise the Custodian promptly if it learns or has reason to believe that any person to whom it has given access to a System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Fund will cooperate with the Custodian in seeking injunctive or other equitable relief.  The Fund shall discontinue use of a System and Remote Access Services, if requested, for any security reasons cited by the Custodian and the Custodian may restrict access of a System and Remote Access Services by the Fund or any Authorized Designee for security reasons or noncompliance with the terms of the Contract at any time.

3.Use.

a.The Fund shall use the Remote Access Services only in connection with the proper purposes of the Contract. The Fund will not, and will cause its employees and Authorized Designees not to, (1) permit any third party to use the System or the Remote Access Services, (2) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under the Contract, (3) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of the Custodian, or (4) allow or cause any information transmitted from the Custodian’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Fund.

b.The Fund shall not modify or permit its Authorized Designees to:  (1) modify any System in any way; (2) enhance, copy or otherwise create derivative works based upon a System; or (3) reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of any System.

4.Limited Warranties.

a.The Custodian represents and warrants that it is the owner of and/or has the right to grant access to each System and to provide the Remote Access Services contemplated herein.  Except as set forth in the Contract, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Fund and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services.

b.EXCEPT AS EXPRESSLY SET FORTH IN THE CONTRACT, THE CUSTODIAN, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE REMOTE ACCESS SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT

4

LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

III.GENERAL

A.Entire Agreement.  The Contract, as supplemented and amended by this Addendum One, constitutes the complete agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  Except as expressly amended and supplemented hereby, the Contract shall remain in full force and effect.  In the event of any inconsistency between the provisions of this Addendum One and the provisions of the Contract, the terms of this Addendum One shall prevail.

B.Counterparts.  This Addendum One may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[signature page follows]

5

IN WITNESS WHEREOF, each of the parties has caused this Addendum One to be executed in its name and behalf by its duly authorized representative as of the Addendum One Effective Date.

ATTEST		EACH OF THE FUNDS LISTED ON APPENDIX A

/s/ Norm Jones		By:	/s/ Francis Smith
Name:	Norm Jones	Name:	Francis Smith
Title:	Executive Director	Title:	Treasurer
		Date:	March 26, 2010

ATTEST		STATE STREET BANK AND TRUST COMPANY

/s/ A. Elizabeth Howard		By:	/s/ Joseph C. Antonellis
Name:	A. Elizabeth Howard	Name:	Joseph C. Antonellis
Title:	Vice President	Title:	Vice Chairman
		Date:	March 31, 2010

Signature Page to Addendum One to Custodian Contract

Appendix A

MORGAN STANLEY

 RETAIL AND INSTITUTIONAL FUNDS

EFFECTIVE AS OF MARCH 1, 2012

RETAIL FUNDS

Open-End Retail Funds

Taxable Money Market Funds

1.     Active Assets Government Securities Trust

2.     Active Assets Institutional Government Securities Trust

3.     Active Assets Institutional Money Trust

4.     Active Assets Money Trust

5.     Morgan Stanley Liquid Asset Fund Inc.

6.     Morgan Stanley U.S. Government Money Market Trust

Tax-Exempt Money Market Funds

7.     Active Assets California Tax-Free Trust

8.     Active Assets Tax-Free Trust

9.     Morgan Stanley California Tax-Free Daily Income Trust

10.   Morgan Stanley New York Municipal Money Market Trust

11.   Morgan Stanley Tax-Free Daily Income Trust

Equity Funds

12.   Morgan Stanley European Equity Fund Inc.

13.   Morgan Stanley Focus Growth Fund

14.   Morgan Stanley Global Infrastructure Fund

15.   Morgan Stanley International Fund

16.   Morgan Stanley International Value Equity Fund

17.   Morgan Stanley Mid Cap Growth Fund

18.   Morgan Stanley Multi Cap Growth Trust

Asset Allocation Fund

19.   Morgan Stanley Global Strategist Fund

Taxable Fixed-Income Funds

20.   Morgan Stanley Global Fixed Income Opportunities Fund

21.   Morgan Stanley Limited Duration U.S. Government Trust

22.   Morgan Stanley Mortgage Securities Trust

23.   Morgan Stanley U.S. Government Securities Trust

Special Purpose Funds

24.   Morgan Stanley Select Dimensions Investment Series

•      Flexible Income Portfolio

•      Focus Growth Portfolio

•      Global Infrastructure Portfolio

•      Growth Portfolio

•      Mid Cap Growth Portfolio

•      Money Market Portfolio

•      Multi Cap Growth Portfolio

25.   Morgan Stanley Variable Investment Series

•      Aggressive Equity Portfolio

•      European Equity Portfolio

•      Global Infrastructure Portfolio

•      Income Plus Portfolio

•      Limited Duration Portfolio

•      Money Market Portfolio

•      Multi Cap Growth Portfolio

•      Strategist Portfolio

Closed-End Retail Funds

Taxable Fixed-Income Closed-End Funds

26.   Morgan Stanley Income Securities Inc.

MORGAN STANLEY INSTITUTIONAL FUNDS

Open-End Institutional Funds

1.             Morgan Stanley Institutional Fund, Inc.

•      Active International Allocation Portfolio

•      Advantage Portfolio

•      Asian Equity Portfolio

•      Emerging Markets Domestic Debt Portfolio

•      Emerging Markets External Debt Portfolio

•      Emerging Markets Portfolio

•      Focus Growth Portfolio

•      Global Advantage Portfolio

•      Global Discovery Portfolio

•      Global Franchise Portfolio

•      Global Insight Portfolio

•      Global Opportunity Portfolio

•      Global Real Estate Portfolio

•      Growth Portfolio

•      Insight Portfolio

•      International Advantage Portfolio

•      International Equity Portfolio

•      International Opportunity Portfolio

•      International Real Estate Portfolio

•      International Small Cap Portfolio

•      Multi-Asset Portfolio

•      Opportunity Portfolio

•      Select Global Infrastructure Portfolio

•      Small Company Growth Portfolio

•      Total Emerging Markets Portfolio

2

•      U.S. Real Estate Portfolio

2.             Morgan Stanley Institutional Fund Trust

•      Balanced Portfolio

•      Core Fixed Income Portfolio

•      Core Plus Fixed Income Portfolio

•      Corporate Bond Portfolio

•      High Yield Portfolio

•      Limited Duration Portfolio

•      Long Duration Fixed Income Portfolio

•      Mid Cap Growth Portfolio

3.             The Universal Institutional Funds, Inc.

•      Core Plus Fixed Income Portfolio

•      Emerging Markets Debt Portfolio

•      Emerging Markets Equity Portfolio

•      Global Franchise Portfolio

•      Global Real Estate Portfolio

•      Global Tactical Asset Allocation Portfolio

•      Growth Portfolio

•      Mid Cap Growth Portfolio

•      Small Company Growth Portfolio

•      U.S. Real Estate Portfolio

4.             Morgan Stanley Institutional Liquidity Funds

•      Government Portfolio

•      Government Securities Portfolio

•      Money Market Portfolio

•      Prime Portfolio

•      Tax-Exempt Portfolio

•      Treasury Portfolio

•      Treasury Securities Portfolio

Closed-End Institutional Funds

1.             Morgan Stanley Asia-Pacific Fund, Inc.

2.             Morgan Stanley China A Share Fund, Inc.

3.             Morgan Stanley Eastern Europe Fund, Inc.

4.             Morgan Stanley Emerging Markets Debt Fund, Inc.

5.             Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.

6.             Morgan Stanley Emerging Markets Fund, Inc.

7.             Morgan Stanley Frontier Emerging Markets Fund, Inc.

9.             The India Investment Fund, Inc.

10.           The Latin American Discovery Fund, Inc.

11            The Malaysia Fund, Inc.

12.           The Thai Fund, Inc.

13.           The Turkish Investment Fund, Inc.

3